Exhibit 10.13

Loan Agreement

Party A (Lender): Webank Co., Ltd.

Party B (Borrower): Hangzhou Forasen Technology Co., Ltd.

This contract is entered into by and between the lender and the borrower on an equal and voluntary basis according to law. This contract is a separate contact under the "line of credit agreement" (hereinafter referred to as "line of credit"). The guarantee method under the line of credit contract is also applicable to this contract.

Article 1:

The interest rate is determined by the benchmark interest rate plus the floating range, in which the benchmark interest rate is according to the people's bank of China one day prior of withdrawal corresponds to the borrowing term of 1 year.

Purpose of borrowing: Working Capital

Article 2:

Party A has the right to review the following items and decide whether to issue the loan according to the review results;

1) Party B has completed the formalities of approval, registration and delivery relating to the loan hereunder and other statutory formalities;

2) Guarantee contract has come into effect (if any);

3) The related expenses for the contract had been fully paid by Party B;

4) Party B has met the terms stipulated in the contract;

5) There is no adverse change in the operation and financial status of Party B;

6) There is no change for Party B’s intention for repayment or guarantor's (if any) guarantee intention;

7) Party B does not commit any breach of the Contract as agreed herein;

The loan under this contract is non revolving loan.

Party A shall have the right to terminate the contract due to the change of national macro-control policy or regulations from supervision department without permission from Party B.

Party A and Party B agree that the loan funds shall be paid by means of direct payment or entrusted payment. For the loan with director payment, Party A shall release the loan to the corporate account provided by Party B, for the loan with entrusted payment, Party A shall directly pay the fund to the third party account designated by Party B.

If Party A fails to make loans or make repeated loans due to systematic reasons, Party B shall irrevocably return the funds to Party A.

Article 3:

Party A shall notify the amount and date for each repayment through online platform. Party B shall repay the loan on time.

Party B shall check the transaction details through the interactive page of the loan platform to confirm each transaction. The transaction records kept by Party A under this contract are the true evidence of using the loan.

Party B shall not change or cancel the bank account until all the loan expenses, principal and interest has been fully paid off.

When there are several loans outstanding, Party A has the right to determine the order and the minimum amount of prepayment in advance. Party A shall also be exempted from the penalty for prepayment.

Party A has the right to require Party B to repay in one of the following:

(1) Party B shall voluntarily repay the principal and interest of the loan and related expenses to Party A.

(2) Automatic repayment (withholding repayment).

When the balance of the repayment account is insufficient, Party A has the right to reduce the amount of deduction and make multiple deductions. Party B irrevocably authorizes Party A to deduct loan principle, interest and fees from any account opened by Party B.

Party B shall repay the loan principal and interest under this contract in full and on time.

Party A has the right to require Party B to repay all the loans if any installment is not paid in full and on time, penalty will also be charged for any overdue loans.

Article 4

Party B makes the following representations and warranties to the lender, which shall remain valid throughout the term of this contract:

1) It is legally established and has complete rights and government permission and approval to conduct business;

2) The signing of this contract has obtained all necessary authorization or approval;

3) There has not been any litigation, arbitration, execution, appeal, reconsideration and other procedures and other events or circumstances that may have a significant adverse impact on the execution of this contract;

4) The financial and accounting reports provided to the lender are prepared in accordance with Chinese accounting standards;

5) It shall obey related tax regulations, file tax returns and make tax payment on time.

Article 5

Party A shall reserve the right to adjust line of credit, terminate the contract or apply for additional guarantee if any of followings happens:

1) Party B or guarantor has encountered financial crisis;

2) Party B has failed to file tax return or provide false tax information; failed to make tax payment on time or violate tax laws or regulations;

3) Party B is subject to administrative penalty, criminal sanction or major legal dispute in case of illegal business operation;

4) Party B, its shareholder, beneficial owner or guarantor has been involved in legal dispute, penalty or other events that lead to their inability to perform their duties;

5) Party B or the guarantor provides guarantee to the third party, which has a significant adverse impact on its financial status or ability to perform its obligations under this contract;

6) Party B, enterprises invested by Party B, guarantors or other enterprises invested by the guarantors has encountered separation, merger, acquisition and reorganization, major asset disposal, capital reduction, closure, business suspension for rectification, liquidation, reorganization, revocation, dissolution, bankruptcy, revocation of business license, etc.;

7) Other major events or default events that may affect the business activities of Party B and the guarantor.

Party B shall agrees that the legal representative / operator / or person in charge of Party B shall, as the guarantor, bear individual joint and several liability to Party A for all loans under the line of credit. If the legal representative / operator / or person in charge of Party B changes, Party A has the right to re-evaluate the risk of the guarantor or add other guarantees.

Party B shall notify Party A within seven working days after the change of residence, correspondence address, e-mail address, telephone number and business scope, legal representative / operator / or person in charge.

Article 6

Party A has the right to evaluate the financial status of Party B and the guarantor (if any) when the line of credit becomes effective, and reserve the right to adjust the loan amount, term and interest rate according to the evaluation results.

Party A has the right to require Party B to provide related information, enter or appoint a service agency to visit Party B's business premises; investigate, review and inspect the use of the loan as well as the financial conditions and business conditions, and has the right to supervise Party B to use the loan according to the purpose agreed in this contract.

Party A shall be responsible for the confidentiality of the information provided by Party B, unless otherwise stipulated by laws and regulations or regulatory authorities or agreed by both parties, or the information provided by Party B does not constitute confidential information.

Party A has the right to transfer all or part of its rights under this contract to third party through asset transfer, asset securitization, etc., without the consent of Party B, and Party A has the right to choose to use telephone, SMS, e-mail, WeChat, announcement, publicity or messages on loan platform to notify Party B.

Party B shall not transfer all or part of its rights and obligations under this contract and the corresponding loan debt to Party A as agreed in this contract to a third party without prior written consent.

Article 7:

Any of the following events shall be considered a default:

1) The borrower fails to repay the loan principal and interest and other payables under this contract as agreed,

2) The borrower violates the statements, guarantees or commitments under this contract;

3) The borrower fails to perform any other obligations under this contract;

4) The borrower conceals the true important information;

5) The borrower or the guarantor (if any) evades debts through related transactions or other means;

6) The borrower or the guarantor (if any) is lazy in managing and pursuing creditor's rights, or disposes of its property free or at unreasonable low price and other improper ways to transfer property or evade debts;

7) The borrower makes improper arrangement with any third party to obtain funds or credit from Party A or other financial institutions;

8) The borrower or the guarantor (if any) violates any other contract (including but not limited to credit contract, loan contract and guarantee contract) signed with Party A or other financial institutions;

9) The guarantor (if any) violates the provisions of the guarantee contract (including but not limited to the guarantee contract, mortgage contract and pledge contract), or has any breach of contract under the guarantee contract, or the guarantee contract is not effective, invalid or cancelled; or the value of the collateral is obviously reduced, lost, sealed up, detained, frozen, deducted, retained, auctioned, etc.;

10) Other situations listed under Article 5;

11) The borrower’s business term is due within the term of the credit, and has not applied for extension.

In the event of events of default, Lender has the right to take the following steps:

1) Adjust, cancel or terminate the line of credit under this contract;

2) Unilaterally declare all principal already lent under the line of credit to be due ahead of the contract due date and require Borrower immediately to return the principal and pay all interest and other expenses;

3) Request the borrower to provide additional guarantee;

4) Has the right to directly collect money from the accounts of the borrower and the guarantor, without the prior consent;

5) Have the right to require the guarantor to perform the guarantee responsibility, or by disposing of the collateral and / or the pledged property;

6) Claims the right of subrogation against the debtor of borrower according to law, or requests the court to cancel the act of borrower for abandoning its creditor's rights or transferring property free of charge or at an obviously unreasonable low price;

7) Take other remedies as provided by applicable laws and regulations.

Party B agrees that Party A shall have the right to provide identity information, contact information and other necessary information of Party B through due diligence, loan information verification or post loan inspection to third parties.

Party A will urge other third parties to properly keep and use the above-mentioned information carefully, and shall not use it for other purposes other than the matters entrusted by Party A, and urge the collection agencies not to collect and recover debts in any illegal way.

If the loan is overdue within 90 days (including 90 days), the repayment order of the principal and interest of the loan is as follows: (1) expenses (if any); (2) interest (including penalty interest and compound interest); (3) principal. If the loan is overdue for more than 90 days, the repayment order of the principal and interest of the loan is as follows: (1) expenses (if any); (2) principal; (3) interest (including penalty interest and compound interest).

If Party B fails to repay the loan when is due or ahead of schedule, Party A has the right to charge penalty interest on the principal of the loan according to the interest rate agreed in the written loan receipt under this contract plus 50% according to the actual overdue days. If Party B fails to use the loan according to the agreed purpose, Party A has the right to charge the penalty interest of the misappropriated part of the loan amount according to the interest rate agreed in the written loan receipt under this contract plus 100% from the date of using the loan in violation of the contract.

If the loan is overdue or misappropriated at the same time, the penalty interest shall be recalculated.

Article 8:

The loan receipt, voucher, other relevant documents and materials confirmed by both parties, letter of commitment issued by Party B unilaterally, notice sent to Party B by Party A's unilateral announcement, etc. are integral parts of this contract and shall have the same legal effect. All documents have been solidified and guaranteed by the third-party depository institution and can be used as evidence in dispute settlement.

Party B acknowledges that the third party's electronic signature (digital certificate) is used to sign this contract online according to the electronic signature law of China.

Party A has the right to unilaterally modify the terms of contract at any time, but shall not increase Party B's responsibility in terms of loan amount and interest (fee) rate. Once the terms of the contract are changed, Party A will publicize it on the loan platform, unless there are other mandatory provisions in laws and regulations or supervision, and the revised contents will take effect immediately after being publicized. If Party B does not agree to amend this contract, it shall stop applying for new loan from the date of such announcement and repay the loan drawn under this contract in full within ten days; otherwise, it shall be deemed that Party B agrees and accepts the modified contract.

Any dispute arising from the contract shall be settled by both parties through negotiation. If the negotiation fails, both parties agree to refer the dispute to Guangzhou Arbitration Commission through online arbitration. The arbitration award is final and binding on both parties.

The contract shall be governed by the laws of the People’s Republic of China.

The contract shall come into force after being signed by all parties online (with electronic seal).

Party B hereby declares that it fully understands the terms and conditions of the contract along with the relevant guarantee contract (if any) and other relevant documents, and has obtained independent legal consultation in this regard (when necessary).

Loan Receipt

No. [*]

Party applies loan from Party A, In accordance with the relevant laws, regulations and rules, Party A and Party B, upon negotiation, hereby enter into this Contract.

Information of borrower and guarantor:

Borrower: Hangzhou Forasen Technology Co., Ltd.

Accounting Contact: [*]	Telephone: [*]

Address: RM 901, Block A, FPI Center, No.459 Qianmo Road, Binjiang District, Hangzhou, Zhejiang

Legal Representative:[*]	Telephone: [*]

Email: [*]

Loan Information:

Amount: [Amount of Principal]

Line of credit: RMB3,000,000

Annual Interest Rate: LPR + Floating Rate

Withdraw Date: October 9, 2020

Receiving Bank: WeBank

Account No. [*]

Date of Mature: [Maturity Date]

Information of Repayment:

Date: 9th of each month

Account Name: [*]

Account No: [*]

Letter of commitment

The borrower undertakes to promote employment and stabilize employment, not to lay off or reduce layoffs, and to use the loan for the purpose of working capital, including but not limited to the payment of employee wages, social insurance, job training, skill upgrading and other needs in accordance with the requirements of the state, province and city for stable employment.

The borrower promises to make full payment of unemployment insurance premium for employees, to bear social responsibility, and to take effective measures to reduce layoffs.

The borrower shall take the responsibility for not conform to the commitment.

Party A (Signature & Seal): /s/ Webank Co., Ltd.

Legal Representative: Gu Min

Date: [Agreement Date]

Party B (Signature & Seal): /s/ Hangzhou Forasen Technology Co., Ltd.

Legal Representative: Zhou Feng

Date: [Agreement Date]

Schedule of Material Differences

One or more person signed a Loan Agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Amount of Principal	Maturity Date	Agreement Date
1.	RMB1,003,000	Estimated to be October 9, 2022	September 8, 2020
2.	RMB1,003,000	Estimated to be October 9, 2022	September 8, 2020
3.	RMB982,940	Estimated to be October 9, 2022	September 8, 2020